Exhibit 10.1

2004 STOCK INCENTIVE PLAN

Approved by the Town Center Bancorp Board of Directors on March 16, 2004

Approved by the Shareholders effective April 20, 2004

1. Purpose. The purpose of this 2004 Stock Incentive Plan (the “Plan”) is to enable Town Center Bancorp (the “Company”) to attract and retain experienced and able employees of the Company and to provide an incentive to these individuals to exert their best efforts for the Company and its shareholders, As used herein “Company” includes any parent corporation, subsidiary or other affiliate of the Company.

2. Types of Stock Incentives Available. The Board of Directors of the Company (the “Board”) is authorized to make two kinds of stock option grants of the common stock (“Stock”) of the Company: (i) grants of incentive Stock Options and (ii) grants of Non-Statutory Stock Options. Stock option grants shall be made subject to the conditions and restrictions set forth in Section 7 of the Plan. in addition, the Board may grant, stock appreciation rights or bonus rights, award bonus grants of Stock, and award other types of stock-based incentives as may be allowable by law. The Board shall specify the action taken with respect to each person given a stock incentive under the Plan, and with respect to options, shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option. As used herein, “Board” includes any committee of the Board established to administer the Plan.

3. Administration.

3.1. Board of Directors. The Board shall administer the Plan, and shall determine and designate the persons to whom grants shall be made and the amounts, terms and conditions of such grants, Subject to the provisions of the Plan, the Board may adopt or amend rules and regulations for the administration of the Plan. The interpretation and construction of the Plan by the Board shall be final and conclusive. The Board may delegate to a committee of the Board authority to administer the Plan; provided, that only the Board, and not a committee, may amend or terminate the Plan as provided elsewhere herein. No member of the Board shall vote upon or otherwise participate in any decisions of the Board with respect to the grant of any award under this Plan to that member,

3.2. Stock Valuation. Whenever the operation of the Plan or applicable law requires that the fair market value of the Stock be determined, the fair market value shall be established in accordance with methods chosen by the Board in its discretion and in accordance with its fiduciary duties,

4. Eligibility. Awards may be made under the Plan to officers and key employees of the Company whom the Board believes have made or will make an essential contribution to the Company. in addition, non-employee directors of the Company shall be eligible for Non- Statutory Stock Options and other forms of stock-based compensation, other than Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986.

5. Shares Subject to the Plan, The total number of shares of Stock that may be subject to issuance through an option grant or award under the Plan shall at no time exceed in the aggregate at any one time 30% (thirty percent) of all issued and outstanding shares of Bancorp Stock. If any option under the Plan expires or is canceled or terminated and is unexercised in whole or in part, the shares of Stock allocable to the unexercised portion shall again become available for awards under the Plan. If any option under the Plan is exercised in whole or in part, the number of shares of Stock covered by the exercised portion of the option shall again become available for awards under the Plan, Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as are determined by the Board. The certificates representing such Stock shall include language stating such restrictions as determined by the Board.

6. Prior Plans. The Plan supersedes and replaces the 2001 Stock incentive Plan of Town Center Bank (the “2001 Plan”); provided, that the adoption and approval of the Plan shall not affect grants and awards made under the 2001 Plan or the rights of recipients of grants and awards made thereunder, all of which such prior grants and awards shall be and are deemed affirmed and ratified; and provided further, that in determining the 30% share issuance limit under the Plan, the number of shares of stock, determined as of the date of shareholder approval of the Plan, covered by unexercised stock option grants made under the 2001 Plan shall be included within the 30% limitation.

7. Effective Date and Duration of Plan

7.1. Effective Date. The Plan shall become effective (the “Effective Date”) upon the affirmative vote of a majority of the shareholders of the Company ratifying the adoption of the Plan by the Board. Grants may be made under the Plan at any time after the Effective Date and before termination of the Plan.

7.2. Duration of the Plan. The Plan shall continue in effect until, in the aggregate, options and grants have been awarded and exercised with respect to all Stock subject to the Plan under paragraph 5 (subject to any adjustments under paragraph 14); provided, that the Plan shall terminate no later than ten (10) years from the date the Plan was first approved by the Board of Directors. No grants or awards maybe made after termination. The Board may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan, Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

8. Stock Option Grants.

8.1. Power of Board of Directors. The Board may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422. of the Internal Revenue Code of I 986, as amended (the “Code”); and (ii) grant options other than Incentive Stock Options (hereinafter “Non-Statutory Stock Options”). The Board shall specify the action taken with respect to each person granted an option under the Plan, and shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option. All such grants are subject to the restrictions described elsewhere in the Plan.

8.2. General Rules Relating to Grants of Stock Options.

8.2.1 Time of Exercise. Except as provided in paragraph 10, stock options granted under the Plan may be exercised over the period stated in each option in amounts and at times prescribed by the Board and stated in the option, provided that options shall not be exercised for fractional shares, If the optionee does not exercise an option in any period with respect to the full number of shares to which the optionee is entitled in that period, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent period during the term of the option.

8.2.2 Discretion of Board. Subject to any restrictions under applicable law, the Board shall have the broadest possible discretion to determine the particular terms and conditions of each stock option grant made under the Plan. Such terms and conditions may relate to, without limitation: (I) the vesting of the option over time; (ii) the time of exercise of the option; and (iii) the forfeitability of the option grant upon certain conditions, including termination of employment, In addition, the Company may require, as a condition of the grant, that the grantee shall remain in the employment of the Company for a specified period, and that the grantee shall be bound by post-employment non-competition provisions. All such terms and conditions shall be specified in the written form of grant, which shall be countersigned by the grantee. Nothing in the Plan shall require the Board to make identical stock option grants to employees with the same rank or class within the Company, or to make grants to each member of the same rank or class. Each stock option grant shall contain such terms and conditions as are appropriate to the specific and unique circumstances of each grantee.

8.2.3 Purchase of Shares. Shares may be purchased or acquired pursuant to an option only on receipt by the Company of notice in writing from the optionee of the optionee’s intention to exercise, specifying the number of shares the optionee desires to purchase and the date on which the optionee desires to complete the transaction, which may not be more than 30 days after receipt of the notice, On or before the date specified for completion of the purchase, the optionee must have paid the Company the full purchase price in cash, in shares of Stock previously acquired by the optionee valued at fair market value, or in any combination of cash and shares of Stock. No shares shall be issued until full payment has been made. Each optionee who has exercised an option shall, on notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares for which the option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law, The optionee exercising the option shall be solely responsible for payment of federal income taxes and other taxes for which optionee is liable as a result of the exercise.

8.2.4 Vesting. All stock options granted under the Plan shall fully vest on the date of grant, unless the terms of the grant expressly provide otherwise.

8.3. Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

8.3.1 Limitation on Amount of Grants. No employee may be granted incentive Stock Options under the Plan such that the aggregate fair market value on the date of grant of the Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company, exceeds $100,000.

8.3.2 Option Price. The option exercise price per share under each option granted under the Plan shall be determined by the Board, but the option price with respect to an Incentive Stock Option shall be not less than 100 percent of the fair market value of the shares of Stock covered by the option on the date the option is granted.

8.3.3 Duration of Options. Subject to paragraphs 8.3.4 and 10, each option granted under the Plan shall continue in effect for the period fixed by the Board, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

8.3.4 Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee of the Company, or of any parent or subsidiary of the Company, possessing more than 10 percent of’ the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary of the Company, only if (i) the option price is at least 110 percent of the fair market value of the Stock subject to the option on the date it is granted, and (ii) the option by its terms is not exercisable after the expiration of five years from the date it is granted.

8.3.5 Limitation on Time of Grant. No Incentive Stock Option may be granted on or after the tenth anniversary of the Effective Date.

8.4. Non-Statutory Stock Options, Non-Statutory Stock Options shall be subject to the following additional terms and conditions:

8.4.1 Option Price. The option exercise price per share for a Non-Statutory Stock Option granted under the Plan shall be determined by the Board, but the option price with respect to a Non-Statutory Stock Option shall be not less than 100 percent of the fair market value of the shares of Stock covered by the option on the date the option is granted.

8.4.2 Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board exercised. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board.

8.5. Bonus Rights and Stock Purchases. A bonus right granted in connection with Stock purchased hereunder (excluding Stock purchased pursuant to art option) shall terminate and may not be exercised in the event the Stock is repurchased by the Company or forfeited by the holder pursuant to restrictions applicable to the Stock. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board.

9. Nontransferability. Options and other awards granted under the Plan shall be nonassignable and nontransferable by the holder except by will or by the laws of descent and distribution applicable to the holder’s estate, and shall be exercisable during the holder’s lifetime only by the holder.

10. Impact of Termination of Employment on Awards.

10.1. Retirement or General Termination. Unless otherwise determined by the Board, if an employee’s employment by the Company is terminated by retirement or for any reason other than in the circumstances specified in 13.2 below, any option or award held by the employee may be exercised at any time prior to its expiration date or the expiration of 90 days after the date of the termination, whichever is the shorter period, but only if and to the extent the employee was entitled to exercise the option or award on the date of termination. The transfer of an employee by the Company or any parent or subsidiary of the Company to the Company or any parent or subsidiary of the Company shall not be considered a termination for purposes of the Plan.

10.2. Death or Disability. Unless otherwise determined by the Board, if an employee’s employment by the Company is terminated because of death or physical disability (within the meaning of Section 22(e)(3) of the Code), any option or award held by the employee may be exercised at any time prior to its expiration date or the expiration of one year after the date of termination, whichever is the shorter period, for the greater of (a) the number of remaining shares for which the employee was entitled to exercise the option or award on the date of termination or (b) the number of remaining shares for which the employee would have been entitled to exercise the option or awards if such option award had been 50 percent exercisable on the date of termination. If an employee’s employment is terminated by death, any option or award held by the employee shall be exercisable only by the person or persons to whom the employee’s rights under the option or award pass by the employee’s will or by the laws of descent and distribution applicable to the employee’s estate.

10.3. Termination of Unexercised Rights. To the extent an option or other award held by any deceased employee or by any employee whose employment is terminated is not exercised within the limited periods provided above, all further rights to exercise the option or award shall terminate at the expiration of such periods.

11. Adjustments. If the Board determines that an adjustment in the number of shares of Stock subject to outstanding grants of options is required, by reason of a merger,

reorganization or other change, in order to prevent the dilution or enlargement of the benefits, or potential benefits, which the Board intended to be made available under the Plan, the Board shall make appropriate and proportional adjustments in the kind and number of shares as to which stock options may be granted. A corresponding adjustment changing the number and kind of shares of Stock as to which option shares, and the exercise prices per share allocated to the unexercised stock options, or portions thereof, which have been granted prior to any such change shall likewise be made. Any such adjustments made by the Board shall be final. Examples of events which may require no adjustment include, without limitation: (i) the issuance of a stock dividend; (ii) a stock split or reverse stock split; and (iii) a recapitalization, reorganization, merger, consolidation, merger, split-up, spin-off, combination, repurchase, exchange of shares or other corporate transaction or event involving or affecting the Stock. The adjustments which the Board may make include, without limitation: (i) adjusting the number or percentage of shares of Stock with respect to which grants may be made; (ii) adjusting the number of shares of Stock subject to outstanding awards, including issued but unexercised option grants; and (iii) adjusting the exercise price of any issued but unexercised option grants, or where appropriate, providing for a cash payment to the holder of an outstanding grant. No fractional shares of stock shall be issued or made available as a result of such adjustments, and fractional share interests shall be disregarded, although they may be accumulated.

12. Change of Control. Notwithstanding any other provision of the Plan or of the terms of a specific grant to the contrary, on the effective date of any Change of Control of the Company any grant of a Stock option or other award under the Plan which is not vested shall vest immediately and fully. As used herein, “Change of Control” means (i) the acquisition of twenty-five percent (25%) or more of the voting securities of the Company by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or (ii) any such acquisition of a percentage between ten percent (10%) and twenty-five percent (25%) of such voting securities if any of the Board, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Company. The term “person” means an individual, corporation, bank, bank holding company, or other entity, but excludes any employee stock ownership plan established for the benefit of employees of the Company or any of its subsidiaries or other affiliates,

13. Amendment of Plan. The Board may at any time amend the Plan to comply with changes in the law or for any other reason. Amendments to the Plan shall not be submitted to the shareholders of the Company for approval except at the discretion of the Board, unless applicable law requires shareholder approval of the amendment or amendments, except that simple majority shareholder approval shall be required to increase the total number of shares of Stock subject to issuance through the exercise of option grants made under the Plan. Except as provided in the Plan, however, no change in an option already granted shall be made without the written consent of the option holder.

14. Approvals. The obligations of the Company under the Plan may be subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations in connection with any grants made under the Plan. The Company shall not be obligated to issue or deliver shares of Stock under the Plan if the Company is advised by legal counsel that doing so would violate applicable state or federal laws.

15. Employment Rights. Nothing in the Plan or any grant pursuant to the Plan shall confer on a Company employee any right to be continued in the employment of the Company, or shall interfere in any way with the right of the Company to terminate such employee’s employment at any time, with or without cause.

16. Rights as a Shareholder. A holder of an option grant or other award under the Plan shall have no rights as a shareholder with respect to any shares covered by the option or award until the date of issue of a stock certificate to him or her for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such stock certificate.